As Filed With the Securities and Exchange Commission on January 11, 2008
                                                     Registration No. 333-139886
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              CAVIT SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

       FLORIDA                                              03-0586935
(State of Incorporation)                    (I.R.S. Employer Identification No.)

          100 East Linton Boulevard, Suite 106B, Delray Beach, FL 85260
               (Address of Principal Executive Offices) (Zip Code)


     Cavit Sciences, Inc. 2006 Employee and Consultant Stock Incentive Plan
                            (Full title of the plan)

                                  Colm J. King
                                President and CEO
                        100 East Linton Blvd., Suite 106B
                             Delray Beach, FL 33483
                     (Name and address of agent for service)

                                 (561) 278-7856
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                               David E. Wise, Esq.
                            8794 Rolling Acres Trail
                          Fair Oaks Ranch, Texas 78015
                                 (830) 981-8165

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             DEREGISTRATION OF COMMON STOCK - EXPLANATORY STATEMENT

     On January 10, 2007, Cavit Sciences, Inc., a Florida corporation ("Company"), filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-8, File No. 333-139886 ("Registration Statement") in order to register 2,000,000 shares of the Company's common stock, par value $.01 per share ("Common Stock").

     This Post-Effective Amendment No. 1 to the Registration Statement is being filed pursuant to Item 512(a)(3) of regulation S-B for the purpose of deregistering 1,632,107 shares of Common Stock originally registered on the
Registration Statement with respect to the Company's 2006 Employee and Consultant Stock Incentive Plan ("2006 Plan"). The Company is deregistering the remaining shares of Common Stock issuable under the 2006 Plan because there are no outstanding stock options under the 2006 Plan. Accordingly, the Company hereby withdraws from registration under the Registration Statement the 1,632,107 shares that have not been and will not be issued under the 2006 Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Delray Beach, Florida on this 11th day of January, 2008.

                                       CAVIT SCIENCES, INC.


                                       By: /s/ Colm J. King
                                           -------------------------------------
                                           Colm J. King
                                           President and Chief executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of January 11, 2008.

     Signatures                                        Title
     ----------                                        -----


/s/  Colm J. King                President, Chief Executive Officer and Director
---------------------------
Colm J. King


/s/ Julio De Leon                Chief Financial Officer, Secretary and Director
---------------------------
Julio De Leon


/s/ Raymond S. Bazley            Director
---------------------------
Raymond S. Bazley